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                                  EXHIBIT 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Common Stock Purchase Warrant of Cypress Bioscience, Inc., formerly IMRE Corporation, of our report dated January 23, 1996, with respect to the consolidated financial statements of IMRE Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
                                                --------------------------
                                                ERNST & YOUNG LLP



Seattle, Washington
June 20, 1996